Exhibit 10.6

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], is made and entered into by and among CM Life Sciences II Inc., a Delaware corporation (the “Company”), CMLS Holdings II LLC, a Delaware limited liability company (the “Sponsor”), the undersigned parties listed on the signature page hereto under “Existing Holders” (the “Existing Holders”), the undersigned parties listed on the signature page hereto as “New Holders” (the “New Holders” and, together with the Existing Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, on February 22, 2021, the Company, the Existing Holders and the Sponsor entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Existing Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 28, 2021, by and among the Company, S-Craft Merger Sub, Inc., a Delaware corporation, and SomaLogic, Inc., a Delaware corporation (“Target”);

WHEREAS, upon the closing of the transactions contemplated by the Merger Agreement and subject to the terms and conditions set forth therein, the Existing Holders and New Holders will hold shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), in each case, in such amounts and subject to such terms and conditions as set forth in the Merger Agreement;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company is conducting a private placement of its Class A Common Stock (the “PIPE Investment”) pursuant to the terms of one or more Subscription Agreements, and certain Holders may purchase additional shares of Class A Common Stock pursuant thereto (the “PIPE Shares”);

WHEREAS, certain New Holders may receive additional shares of Class A Common Stock (the “Earnout Shares”) pursuant to certain provisions in the Merger Agreement;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the holders of a majority-in-interest of the “Registrable Securities” (as such term is defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and Sponsor desire to amend and restate the Existing Registration Rights Agreement in its entirety in order to provide the Existing Holders and the New Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Agreed Disclosure Process” shall have the meaning given in subsection 3.5.4.

“Adverse Disclosure” shall mean any public disclosure of material non-public information the disclosure of which, in the good-faith determination of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) which the Company has a bona fide business purpose for not making public.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person, and, in the case of an individual, also includes any member of such individual’s Immediate Family; provided that the Company and its subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control,” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” means an offering or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) effected pursuant to a Registration Statement without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class B Common Stock” shall mean Class B common stock, par value $0.0001 per share, of the Company.

“Closing Date” shall mean the date of the consummation of the transactions contemplated by the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Commission’s Notice” shall have the meaning given in subsection 2.1.5.

“Company” shall have the meaning given in the Preamble.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holders” shall mean, as applicable, (a) the Existing Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Existing Holders, (b) the New Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the New Holders or (c) any Holder meeting the Minimum Amount.

“DTC” shall have the meaning given in subsection 3.1.17.

“DWAC” shall have the meaning given in subsection 3.1.17.

“Earnout Shares” shall have the meaning given in the Recitals hereto.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Founder Shares” shall mean all shares of Class B Common Stock that are issued and outstanding as of the date hereof and all shares of Class A Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares held by the Existing Holders or their Permitted Transferees, the period ending on the earlier of (a) one year after the Closing Date, (b) the first date that the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading-day period commencing at least one hundred and fifty (150) days after the Closing Date, and (c) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Holders” shall mean the Existing Holders and the New Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and shall include adoptive relationships.

“Initial Shelf” shall have the meaning given in subsection 2.1.1.

“Insider Letter” shall mean that certain letter agreement, dated as of February 22, 2021, by and among the Company, the Sponsor and each of the Company’s officers, directors and director nominees.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Amount” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus, (in the case of any Prospectus in the light of the circumstances under which they were made) not misleading.

“MNPI Provisions” shall have meaning given in subsection 2.1.3.

“Nasdaq” shall have the meaning given in subsection 3.1.4.

“Necessary Disclosure” shall have the meaning given in subsection 3.5.4.

“New Holder(s)” shall have the meaning given in the Preamble.

“New Registration Statement” shall have the meaning given in subsection 2.1.5.

“Permitted Transferees” shall mean (a) with respect to an Existing Holder, any Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period, Private Placement Lock-Up Period or any other lock-up period, as the case may be, under the Insider Letter, the Private Placement Warrants Purchase Agreement, this Agreement and any other applicable agreement between such Existing Holder and the Company, and to any transferee thereafter; and (b) with respect to a New Holder, (i) in the case of an individual, any Person to whom a Holder transfers Registrable Securities (1) by gift to a member of the individual’s Immediate Family, to a trust, the beneficiary of which is a member of the individual’s Immediate Family or an Affiliate of such Person, or to a charitable organization, (2) by virtue of laws of descent and distribution upon death of the individual and (3) pursuant to a qualified domestic relations order; or (ii) in the case of an entity, any Person to whom a Holder transfers Registrable Securities (1) by distribution to such entity’s members, partners, stockholders or equityholders, (2) to any of such entity’s Affiliates or to any fund or other entity controlled or managed by such entity or any of its Affiliates, or to investment manager or investment advisor of such entity or an Affiliate of any such investment manager or investment advisor, and (3) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clause (b) of this definition, provided that such transferee to which a transfer is being made pursuant to clause (a) or (b) above, if not a Holder, enters into a written agreement with the Company agreeing to be bound by the restrictions, including restrictions specific to certain holders, herein.

“Person” shall mean any individual, corporation, partnership, limited liability company, unincorporated association or other legal entity or business organization.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“PIPE Investment” shall have the meaning given in the Recitals.

“PIPE Shares” shall have the meaning given in the Recitals.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, the Private Placement Warrants and shares of Class A Common Stock issuable upon the exercise or conversion of the Private Placement Warrants, and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending thirty (30) days after the Closing Date.

“Private Placement Warrants” shall mean the warrants to purchase shares of Class A Common Stock purchased by the Sponsor pursuant to the Private Placement Warrants Purchase Agreement.

“Private Placement Warrants Purchase Agreement” shall mean that certain Private Placement Warrants Purchase Agreement by and between the Company and the Sponsor, dated as of February 22, 2021.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, including any preliminary prospectus and free writing prospectus, in each case, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Founder Shares and the shares of Class A Common Stock issued or issuable upon the conversion of the Founder Shares, (b) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of the Private Placement Warrants), (c) any issued and outstanding shares of Class A Common Stock or any other equity security (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (d) any equity securities (including the shares of Class A Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder (including the Working Capital Warrants and shares of Class A Common Stock issued or issuable upon the exercise of the Working Capital Warrants), (e) any outstanding shares of Class A Common Stock or any other equity security of the Company held by a New Holder issued in connection with the transactions contemplated by the Merger Agreement (including any Earnout Shares), (f) any PIPE Shares, (g) any other equity securities (including shares of Class A Common Stock) of the Company held by a New Holder at the Closing Date and (h) any other equity security of the Company issued or issuable with respect to any such share of Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have ceased to be outstanding; (iii) such securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iv) with respect to a Holder, all such securities held by such Holder could be sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) without restriction on volume or manner of sale in any three-month period and without the requirement for the Company to be in compliance with the public information required under Rule 144; or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person holds such Registrable Securities of record or in “street name” or has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right and, in the case of Registrable Securities issuable upon exercise of warrants, assuming the exercise thereof for cash), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Class A Common Stock be registered pursuant to this Agreement.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Date” shall have the meaning given in subsection 3.5.2.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration, qualification and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Class A Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders, not to exceed $75,000.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Registration Trigger Date” shall have the meaning given in subsection 2.1.6.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“SEC Guidance” shall have the meaning given in subsection 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereafter, all as the same shall be in effect from time to time.

“Shelf Take Down Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall mean an underwritten offering that is registered pursuant to a Shelf, including a Block Trade.

“Sponsor” shall have the meaning given in the Preamble.

“Subscription Agreements” shall means those certain subscription agreements dated March 28, 2021 by and between the Company and certain subscribers to shares of Class A Common Stock.

“Suspension Event” shall have the meaning given in Section 3.4.

“Suspension Notice” shall have the meaning given in Section 3.4.

“Trading Day” shall have the meaning given in subsection 2.1.6.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Unrestricted Conditions” shall have the meaning given in subsection 3.5.2.

Article II
REGISTRATIONS

Section 2.1 Shelf Registration.

2.1.1 The Company shall, as soon as practicable, but in any event within thirty (30) days after the Closing Date (the “Filing Deadline”), file a Registration Statement under the Securities Act (the “Initial Shelf”) to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and shall use its commercially reasonable efforts to cause such Initial Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline and (ii) five (5) Business Days after the Commission notifies the Company that it will not review the Initial Shelf, if applicable (the “Effectiveness Deadline”); provided that the Effectiveness Deadline shall be extended to ninety (90) days after the Filing Deadline if the Initial Shelf is reviewed by, and receives comments from, the Commission. Without limiting the foregoing, as soon as practicable, but in no event later than three (3) Business Days, following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that the Initial Shelf or any amendment thereto will not be subject to review, the Company shall file a request for acceleration of effectiveness of such Initial Shelf (to the extent required, by declaration or ordering of effectiveness, of such Initial Shelf or amendment thereto by the Commission) to a time and date not later than two (2) Business Days after the submission of such request. The Initial Shelf filed with the Commission pursuant to this subsection 2.1.1 shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, provided, that the Company shall file, within thirty (30) days of such time as Form S-3 is available for the Initial Shelf, a post-effective amendment to the Initial Shelf then in effect, or otherwise file a Registration Statement on Form S-3, registering the Registrable Securities for resale on Form S-3 (provided that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Initial Shelf then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the Commission. The Initial Shelf shall cover all Registrable Securities, and shall contain a Prospectus in such form as permits any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Initial Shelf and the Company shall file with the Commission the final form of such Prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the second (2nd) Business Day after the Initial Shelf becomes effective. The Initial Shelf shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders and shall include a customary “plan of distribution.” The Company shall use its commercially reasonable efforts to cause the Initial Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Initial Shelf is available or, if not available, that another Registration Statement is available at all times, for the public resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of the Initial Shelf, but in any event within three (3) Business Days of such date, the Company shall notify the Holders of the effectiveness of such the Initial Shelf.

2.1.2 Form of Registration. If the Company files the Initial Shelf on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its commercially reasonable efforts to file the Initial Shelf on Form S-1 as promptly as practicable to replace the shelf registration statement that is on Form S-3 and have the Initial Shelf declared effective as promptly as practicable and to cause such Initial Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Initial Shelf is available or, if not available, that another Registration Statement is available, for the public resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 Underwritten Shelf Takedowns. At any time and from time to time following the effectiveness of the Initial Shelf, any Holder may request to sell all or a portion of their Registrable Securities in a Shelf Underwritten Offering; provided that such Holder(s) reasonably expects to sell Registrable Securities yielding aggregate gross proceeds in excess of $50,000,000 from such Shelf Underwritten Offering (such amount of Registrable Securities, the “Minimum Amount”). All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Take Down Notice”). Each Shelf Take Down Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Except with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, within five (5) days after receipt of any Shelf Take Down Notice, the Company shall, subject to subsections 3.5.3 and 3.5.4 (collectively, the “MNPI Provisions”), give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of subsection 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders holding a majority-in-interest of the Registrable Securities to be included in such Shelf Underwritten Offering after consultation with, and approval (which shall not be unreasonably withheld, conditioned or delayed) by, the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in underwritten offerings of securities by the Company. The New Holders, on the one hand, and the Existing Holders, on the other hand, may each demand not more than two (2) Shelf Underwritten Offerings pursuant to this Section 2.1.3 in any 12-month period.

2.1.4 At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall use reasonable efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the third (3rd) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

2.1.5 Notwithstanding the registration obligations set forth in this Section 2, in the event that, despite the Company’s efforts to include all of the Registrable Securities in any Registration Statement filed pursuant to subsection 2.1.1, the Commission informs the Company (the “Commission’s Notice”) that all of the Registrable Securities cannot, as a result of the application of Rule 415 or otherwise, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Initial Shelf as required by the Commission and (ii) as soon as practicable but in no event later than the twentieth (20th) day following the first date on which such Registrable Securities may then be included in a Registration Statement, file an additional Registration Statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. The Holders shall have the right to participate or have their respective legal counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their respective counsel comment on any written submission made to the Commission with respect thereto. No such written submission shall be made to the Commission to which any Holder’s counsel reasonably objects. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a holder as to its Registrable Securities directing the inclusion of less than such holder’s pro rata amount, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders. In the event the Company amends the Initial Shelf or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Shelf, as amended, or the New Registration Statement.

2.1.6 No Holder shall be named as an “underwriter” in any Registration Statement filed pursuant to this Section 2 without the Holder’s prior written consent; provided that if the Commission requests that a Holder be identified as a statutory underwriter in the Registration Statement, then such Holder will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register such Holder’s Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Holders prior to its filing with, or other submission to, the Commission.

2.1.7 In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Section 2 is insufficient to cover all of the Registrable Securities (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities and, in the case of Registrable Securities issuable upon the exercise of warrants, assuming the exercise of such warrants for cash), the Company shall amend such Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on the exercise or conversion of any securities exercisable for, or convertible into, Registrable Securities and, in the case of Registrable Securities issuable upon the exercise of warrants, assuming the exercise of such warrants for cash) as of the Registration Trigger Date as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event no later than sixty (60) days of the Registration Trigger Date (or ninety (90) days if the applicable Registration Statement or amendment is reviewed by, and comments are thereto provided from, the Commission) or as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Class A Common Stock is traded for any period on the principal securities exchange or market on which the Class A Common Stock is then being traded.

Section 2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.5 and Sections 2.4 and 3.4 hereof, and provided that the Company does not have an effective Registration Statement pursuant to subsection 2.1.1, outstanding covering all of the Registrable Securities, following the expiration of the Founder Shares Lock-up Period, the Private Placement Lock-up Period or any other applicable lock-up period, as the case may be, a Demanding Holder may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Subject to the MNPI Provisions, the Company shall, within five (5) days of the Company’s receipt of the Demand Registration, notify, in writing all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, subject to subsection 2.2.4 below, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of [●] Registrations pursuant to a Demand Registration by the Existing Holders and an aggregate of [●] Registrations pursuant to a Demand Registration by the New Holders under this subsection 2.1.1 with respect to any or all Registrable Securities. Notwithstanding the foregoing, (i) the Company shall not be required to give effect to a Demand Registration from a Demanding Holder if the Company has registered Registrable Securities pursuant to a Demand Registration (which has become effective) from such Demanding Holder in the preceding one hundred and twenty (120) days, and (ii) the Company’s obligations with respect to any Demand Registration shall be deemed satisfied so long as the Registration Statement filed pursuant to subsection 2.1.1 includes all of such Demanding Holder’s Registrable Securities and is effective.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and, (b) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days thereafter, of such election. The Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration by the same Demanding Holder becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Sections 2.4 and 3.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Company and the Underwriter(s) selected for such Underwritten Offering by a majority-in-interest of the Demanding Holders initiating the Demand Registration after consultation with, and approval by, the Company (which shall not be unreasonably withheld, conditioned or delayed).

2.2.4 Reduction of Underwritten Offering. If a Demand Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that, in its opinion, the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Class A Common Stock or other equity securities that the Company desires to sell for its own account and the Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

(a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities held by each Demanding Holder and Requesting Holder (if any) and the aggregate number of Registrable Securities held by the Demanding Holders and Requesting Holders (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities;

(b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities held by each Holder) exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, without exceeding the Maximum Number of Securities;

(c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Class A Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and

(d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Class A Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or a portion of its Registrable Securities included in a Demand Registration pursuant to subsection 2.2.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw (a) in the case of a Demand Registration not involving an Underwritten Offering, one (1) Business Day prior to the effectiveness of the applicable Registration Statement or (b) in the case of any Demand Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, being less than the Minimum Amount), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. For the avoidance of doubt, any Demand Registration withdrawn pursuant to this subsection 2.2.5 shall be counted toward the aggregate number of Demand Registrations the Company is obligated to effect pursuant to subsection 2.2.1 unless (A)(1) the Demanding Holders reimburse the Company for all of its out-of-pocket costs and expenses incurred in connection with any such withdrawn Demand Registration incurred through the date of such withdrawal and (2) such revocation or withdrawal shall have been made prior to the commencement of any marketing efforts or “road shows” by the Company or the underwriters in connection with such Demand Registration, or (B) such withdrawal or revocation occurs following the issuance by the Company of a Suspension Notice. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred by it in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal under this subsection 2.2.5.

Section 2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (c) for an offering solely of debt that is convertible into equity securities of the Company, (d) for a dividend reinvestment plan, (e) for any issuances of securities in connection with a transaction involving a merger, consolidation, sale, exchange, issuance, transfer, reorganization or other extraordinary transaction between the Company or any of its Affiliates and any third party, or (f) filed pursuant to subsection 2.1.1, then, subject to the MNPI Provisions, the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities (excluding the Sponsor with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable) as soon as practicable but not less than twenty (20) days before the anticipated filing date of such Registration Statement, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), and the proposed price and name of the proposed managing Underwriter or Underwriters, if any, in such offering, (ii) describe such Holders’ rights under this Section 2.3, and (iii) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities identified in a Holder’s response noticed described in the foregoing sentence to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering, if any, to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company or Company stockholder(s) for whose account the Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that, in its opinion, the dollar amount or number of the Class A Common Stock that the Company desires to sell, taken together with (a) the Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (c) the Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

2.3.2.1 if the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (a) first, the Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

2.3.2.2 if the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (a) first, the Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Class A Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Class A Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration (a) in the case of a Piggyback Registration not involving an Underwritten Offering or Shelf Underwritten Offering, one (1) Business Day prior to the effectiveness of the applicable Registration Statement or (b) in the case of any Piggyback Registration involving an Underwritten Offering or any Shelf Underwritten Offering, two (2) Business Days prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering. The Company (whether on its own good-faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.3.

Section 2.4 Reserved.

Section 2.5 Block Trades.

2.5.1 Notwithstanding any other provision of this Agreement, but subject to Sections 2.4 and 3.4, if a Demanding Holder desires to effect a Block Trade with a total offering price reasonably expected to exceed, in the aggregate, either (x) the Minimum Amount or (y) all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time periods provided for in subsection 2.1.4, such Demanding Holder shall notify the Company of the Block Trade at least five (5) Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters or placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

2.5.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, any Demanding Holders shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters or placement agents or sales agents (if any) of their intention to withdraw from such Block Trade.

Section 2.6 Market Stand-Off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade), each Holder participating in the Underwritten Offering pursuant to the terms of this Agreement agrees that it shall not Transfer any shares of Class A Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 90-day period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of Class A Common Stock, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder participating in the Underwritten Offering agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

Article III
COMPANY PROCEDURES

Section 3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof. When effective, the Registration Statements filed pursuant to this Agreement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain a Misstatement. In connection with effecting a Registration of Registrable Securities pursuant to this Agreement, the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and, except as otherwise set forth herein, use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority in interest of the applicable Holders of Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders, and no document shall be filed with the Commission to which any Holder or its counsel reasonably objects in good faith;

3.1.4 prior to any public offering of Registrable Securities, but in any case no later than the effective date of the applicable Registration Statement, use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities or securities exchanges, including the applicable Nasdaq Stock Market (“Nasdaq”), as may be necessary by virtue of the business and operations of the Company or otherwise and do any and all other acts and things that may be necessary or advisable, in each case, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed no later than the effective date of such Registration Statement;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of (i) subject to the MNPI Provisions, any request by the Commission that the Company amend or supplement such Registration Statement or Prospectus or (ii) the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or Prospectus or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to amend or supplement such Registration Statement or Prospectus or prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, as applicable;

3.1.8 at least five (5) Business Days (or, in the case of a Block Trade, at least one (1) day) prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel, including, without limitation, providing, upon request of a Holder, copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders promptly at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then correct such Misstatement or include such information as is necessary to comply with law, in each case as set forth in Section 3.4 hereof;

3.1.10 permit a representative of a majority-in-interest of the New Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of any Registration Statement and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that, if requested by the Company, such representatives or Underwriters shall be required to enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering that the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any Underwriter;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and any Underwriter;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by a majority-in-interest of the participating Holders or the Underwriter in any Underwritten Offering;

3.1.16 if applicable, promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Initial Shelf (an “Issuer Filing”), pay the filing fee required by such Issuer Filing and use its commercially reasonable efforts to complete the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Initial Shelf.

3.1.17 cooperate with each Holder that holds Registrable Securities being offered and the Underwriter in any Underwritten Offering with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities that have been offered and sold pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities that have been offered and sold pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, in any such case as such Holder or Underwriter, if any, may reasonably request;

3.1.18 for so long as this Agreement remains effective, use reasonable best effects to (a) cause the Class A Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Common Stock; and (c) ensure that the transfer agent for the Class A Common Stock is a participant in, and that the Class A Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and

3.1.19 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders in connection with such Registration.

Section 3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders except as otherwise provided herein.

Section 3.3 Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4 Restrictions on Registration Rights; Suspension of Sales; Adverse Disclosure. If (a) during the period starting with the date sixty (60) days prior to the Company’s good-faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Registration Statement in respect of a Company initiated underwritten Registration the Company receives a Demand Registration, and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Company-initiated Registration Statement to become effective, (b) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of the underwriters to firmly underwrite the offer, or (c) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case, the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good-faith judgment of the Board it would be seriously detrimental to the Company for a Registration Statement with respect to such Demand Registration to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days. For the avoidance of doubt, the foregoing ability to defer the filing of a Registration Statement shall not apply to the Company’s obligation to file the Initial Shelf pursuant to subsection 2.1.1. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Company instructs is necessary to comply with law (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with law), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (a “Suspension Event”), the Company may, subject to the MNPI Provisions, upon giving prompt written notice of such action to the Holders (a “Suspension Notice”), no later than three (3) Business Days from the date of such Suspension Event, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time required to resolve such issue, but in no event more than forty-five (45) consecutive days, determined in good faith by the Board to be necessary for such purpose; provided that the Company shall not defer its obligations pursuant to this Section 3.4 more than twice during any twelve (12)-month period; provided further, that in no event shall the Company be entitled to delay or defer the filing or effectiveness of the Initial Shelf pursuant to this Section 3.4. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the Suspension Notice, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities; provided, for the avoidance of doubt, that the foregoing shall not restrict or otherwise affect the consummation of any sale pursuant to a contract entered into, or order placed, by any Holder prior to delivery of the Suspension Notice. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. The Holders agree that, except as required by applicable law, the Holders shall treat as confidential the receipt of a Suspension Notice from the Company under this Section 3.4 (provided that in no event shall such notice disclose the basis for suspension or contain any material nonpublic information) and shall not disclose the information contained in such written notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

Section 3.5 Covenants of the Company.

3.5.1 The Company will use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144. Without limiting the foregoing, as long as any Holder shall own Registrable Securities (without taking into account the exclusion of the definition of such term contained in clause (iv) thereof), the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely all reports required to be filed by the Company after the date hereof pursuant to Sections 13 or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions.

3.5.2 Other than with respect to any contractual restriction applicable to any Holder, the stock certificates evidencing the Registrable Securities (without taking into account the exclusion of the definition of such term contained in clause (iv) thereof) (and/or book entries representing the Registrable Securities) held by each Holder shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, if such Holder provides paperwork to the effect that it will sell, distribute or transfer such securities pursuant to such Registration Statement and the plan of distribution set forth therein or Rule 144, or (B) if such Holder provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144 (including Rule 144(i)) as set forth in customary non-affiliate paperwork provided by such Holder and such non-affiliate Holder agrees to sell or transfer such Registrable Securities pursuant to Rule 144 or pursuant to a Registration Statement and the plan of distribution set forth therein or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). The Company agrees that at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than two (2) Business Days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend, (or, in the case of Registrable Securities represented by book entries, delivery by a Holder to the Company or the Company’s transfer agent of a legend removal request) deliver or cause to be delivered to such Holder a certificate or, at the request of such Holder, deliver or cause to be delivered such Registrable Securities to such Holder by crediting the account of such Holder’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities (e.g., upon exercise of warrants), then such securities shall be issued free of all legends.

3.5.3 Notwithstanding anything in this Agreement to the contrary, the Company will not provide any material, nonpublic information to any Holder without the prior written consent of such Holder, and in the event that the Company believes that a notice or communication required by this Agreement to be delivered to any Holder contains material, nonpublic information relating to the Company, its securities, any of its Affiliates or any other Person, the Company shall so indicate to such Holder prior to delivery of such notice or communication, and such indication shall provide such Holder the means to refuse to receive such notice or communication. No Holder nor any of its Affiliates or representatives shall have any duty of trust or confidence with respect to, or obligation not to trade in any securities while aware of, any material, nonpublic information provided to such Holder, Affiliate or representative in violation of this subsection 3.5.3.

3.5.4 Notwithstanding the foregoing, to the extent the Company reasonably and in good faith determines that it is necessary to disclose material non-public information to a Holder in order to comply with its obligations hereunder (a “Necessary Disclosure”), the Company shall inform counsel to such Holder to the extent such counsel has been identified in writing to the Company in advance of such determination without disclosing the applicable material non-public information, and the Company and such counsel on behalf of the applicable Holder shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Holder or its representatives that is mutually acceptable to such Holder and the Company (an “Agreed Disclosure Process”). Thereafter, the Company shall be permitted to make such Necessary Disclosure (only) in accordance with the Agreed Disclosure Process.

Section 3.6 Information. The Holders shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

Article IV
INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification.

4.1.1 The Company agrees to indemnify, defend and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, each Person who controls such Holder (within the meaning of the Securities Act) and each Holder’s and control Person’s officers, directors, members, partners, and managers against all losses, claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any Misstatement or alleged Misstatement, except insofar as the same are contained in any information furnished in writing to the Company by such Holder expressly for use in a Registration Statement or Prospectus. The Company shall indemnify the Underwriters, their officers and directors and agents and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information relating to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any Misstatement or alleged Misstatement, but only to the extent that such Misstatement or alleged Misstatement is contained in any information so furnished in writing by such Holder expressly for use in such Registration Statement or Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds actually received by such Holder from the sale of Registrable Securities in such offering giving rise to such liability. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in defending such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or includes any admission as to fault or culpability or failure to act on the part of an indemnified party.

4.1.4 The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, or controlling Person of such indemnified party and shall survive transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any Misstatement or alleged Misstatement, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by the such indemnifying party or indemnified party; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder from the sale of Registrable Securities in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

Article V
MISCELLANEOUS

Section 5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail (provided no “bounce back” or notice of non-delivery is received) or facsimile, at such time as it is delivered to the addressee (except in the case of electronic mail, with the delivery receipt) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 333 Ludlow Street, Stamford, CT 06902, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective after delivery of such notice as provided in this Section 5.1.

Section 5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company and the Holders hereunder may not be assigned or delegated by the Company or the Holders, as the case may be, in whole or in part.

5.2.2 Prior to the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as the case may be, no Existing Holder who is subject to either or both the Founder Shares Lock-up Period or the Private Placement Lock-up Period may assign or delegate such Existing Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, to an Affiliate or as otherwise permitted pursuant to the terms of the Founder Shares Lock-up Period, the Private Placement Lock-up Period or other lock-up period, as applicable.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the applicable Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment (including to a Permitted Transferee) by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

Section 5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile, PDF counterparts or other electronic transmission), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

Section 5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

Section 5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that, notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects either the Existing Holders as a group or the New Holders as a group, respectively, in a manner that is materially adversely different from the Existing Holders or New Holders, as applicable, shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Existing Holders or New Holders, as applicable, at the time in question; provided, further, that, notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected; provided, further, that notwithstanding the foregoing, any amendment to Section 2.6 that affects a party hereto shall require the written consent of such party. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 5.6 Other Registration Rights. Other than pursuant to the terms of the Subscription Agreements in connection with the PIPE Investment, the Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person. The Company represents, warrants and agrees that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties thereto, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. To the extent the Company grants any Person(s) the right to request the Company or any of its subsidiaries to register any equity securities of the Company or any of its subsidiaries or any securities convertible or exchangeable into or exercisable for such securities, the Company shall grant piggyback registration rights to the New Holders in connection therewith.

Section 5.7 Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement, (b) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (c) with respect to a particular Holder, the date as of which all Registrable Securities held by such Holder have been sold (x) pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (y) under Rule 144 or another exemption from registration under the Securities Act. The provisions of Section 3.5 and Article IV shall survive any termination.

Section 5.8 Rules of Construction. Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise. All references to this Agreement include, whether or not expressly referenced, the exhibits and schedules attached hereto. References to a Section, paragraph, Exhibit or Schedule, such reference shall be to a Section or paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes references to all attachments thereto and instruments incorporated therein unless otherwise indicated. References to a Person are also to its permitted successors and assigns. In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

CM LIFE SCIENCES II INC., a Delaware corporation

By:
Name:
Title:

EXISTING HOLDERS:

CMLS HOLDINGS II LLC, a Delaware limited liability company

By:
Name:
Title:

Name: Troy Cox

Name: Stephen Quake

CONROY FAMILY FOUNDATION, INC.

By:
Name:
Title:

THE KELLY FAMILY REVOCABLE LIVING TRUST DATED MARCH 31, 2015

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

[NEW HOLDERS]

[Signature Page to Registration Rights Agreement]